Exhibit 3.57

CERTIFICATE OF LIMITED PARTNERSHIP

OF VVG LIMITED PARTNERSHIP

The undersigned on the 25th day of January, 1994, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

I.	The name of the limited partnership is VVG Limited Partnership.

II.	The address of the limited partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the limited partnership’s registered agent for service of process in the State of Delaware of such address is the Corporation Trust Company.

III.	The name and mailing address of the general partner is as follows:

NAME	MAILING ADDRESS
Bally’s Casino Holdings, Inc.	Second Floor 8700 W. Bryn Mawr Avenue Chicago, Illinois 60631

IV.	The limited partnership shall commence upon the filing of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of VVG Limited Partnership on the date and year first above written.

BALLY’S CASINO HOLDINGS, INC. General Partner

By:	/s/ Lee S. Hillman
Lee S. Hillman
Executive Vice President of the General Partner

AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP OF

VVG LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership of VVG Limited Partnership, pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is VVG Limited Partnership.

SECOND: Articles I. and III. of the certificate of Limited Partnership shall be amended as follows:

I. The name of the limited partnership is Bally’s Olympia Limited Partnership.

III. The name and mailing address of the general partner is as follows:

NAME	MAILING ADDRESS
Bally’s Operator, Inc.	8700 W. Bryn Mawr Avenue Chicago, Illinois 60631

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 6th day of February, 1995.

BALLY’S CASINO HOLDINGS, INC., General Partner

By:	/s/ Carol S. DePaul
Carol S. DePaul
Vice President of the General Partner

AMENDED AND RESTATED CERTIFICATE OF

LIMITED PARTNERSHIP OF

BALLY’S OLYMPIA LIMITED PARTNERSHIP

This Amended and Restated Certificate of Limited Partnership of Bally’s Olympia Limited Partnership, a Delaware limited Partnership (the “Partnership”), is being executed as of March 24, 1995 for the purpose of amending and restating in its entirety, as hereinafter set forth, the Certificate of Limited Partnership of the Partnership (the “certificate”), which certificate was originally filed in the office of the secretary of State on January 25, 1994, under the prior name of the Partnership, being VVG Limited Partnership.

It is therefore, certified that the Certificate is hereby amended and restated in its entirety as follows:

1. Name. The name of the Partnership is Bally’s Olympia Limited Partnership.

2. Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Partnership for service of process at such address is The Corporation Trust Company.

3. Name and Business Address of General Partner. The name and business address of the General Partner of the Partnership are as follows:

Bally’s Operator, Inc.

8700 West Bryn Mawr Avenue

Chicago, Illinois 60631

4. Amended and Restated Certificate. This Amended and Restated Certificate has been duly executed and is being filed in accordance with the provisions of Section 17-210 of the Delaware Revised Uniform Limited Partnership Act.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the day and year first above written.

GENERAL PARTNER

Bally’s Operator, Inc.

By	/s/ ILLEGIBLE
Title: Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BALLY’S OLYMPIA LIMITED PARTNERSHIP

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “partnership”) is Bally’s Olympia Limited Partnership.

SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

“2.	The address of the registered office of the limited partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership’s registered agent at that address is Corporation Service Company.”

The undersigned, a general partner of the partnership, executed this Certificate of Amendment on June 11, 1997.

/s/ Matthew J. Hart
Bally’s Operator, Inc. General Partner
BY:	Matthew J. Hart, Executive Vice President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BALLY’S OLYMPIA LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership of Bally’s Olympia limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Bally’s Olympia Limited Partnership.

SECOND: Article Second of the Certificate of Limited Partnership shall be amended as follows:

“SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.”

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on the 17th day of September, 1999.

Bally’s Olympia Limited Partnership

By:	/s/ Bernard E. DeLury
Bernard E. DeLury, Jr., Vice Pres. & Secretary of (Name of General Partner)
Bally’s Operator, Inc.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BALLY’S OLYMPIA LIMITED PARTNERSHIP

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “partnership”) is BALLY’S OLYMPIA LIMITED PARTNERSHIP.

SECOND: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the Slate of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

The undersigned, a general partner of the partnership, executes this Certificate of Amendment on 1/28, 2002.

/s/ ILLEGIBLE
Bally’s Operator, Inc., General Partner
by: Bernard E. DeLury, Jr. Vice President and Secretary